SECOND AMENDMENT TO

SECURITIES PURCHASE AGREEMENT

This Second Amendment to Securities Purchase Agreement (the “Amendment”) is entered into as of June 14, 2024 among KLDiscovery Inc., a Delaware corporation (the “Company”), and the purchasers identified on the signature pages hereto (including their permitted successors and assigns, each a “Purchaser” and, collectively, the “Purchasers”). The Company together with the Purchasers are referred to herein as the “Parties.” Capitalized terms used herein and not defined shall have the meaning ascribed to them in the Securities Purchase Agreement (as defined below).

WHEREAS, the Company is party to that certain Securities Purchase Agreement dated as of December 16, 2019, as amended by that certain First Amendment to Securities Purchase Agreement dated as of November 19, 2021 (as so amended, the “Securities Purchase Agreement”), among the Company and the purchasers identified on the signature pages thereto (such purchasers, collectively, the “Original Purchasers”);

WHEREAS, pursuant to the Securities Purchase Agreement, the Company issued 8.00% convertible debentures (the “Debentures”) in the aggregate principal amount of $200,000,000, upon the terms and subject to the conditions set forth therein, to the Original Purchasers, in the names and amounts set forth in Schedule I thereto;

WHEREAS, as of the date hereof, the undersigned Purchasers collectively hold 100% of the issued and outstanding Debentures; and

WHEREAS, the Parties wish to amend further the Securities Purchase Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.
Form of Debenture – “Maturity Date”: The “Maturity Date” applicable to each of the Debentures shall be January 3, 2025.

2.
Form of Debenture - Section 3 Register of Transfer and Exchanges.

Part (c) of Section 3 of the form of Debenture and each issued and outstanding Debenture is hereby amended as follows, with deleted terms indicated in ~~strikethrough~~ text and new terms indicted in bold text:

“(c) Reliance on Debenture Register. ~~Prior to due presentment for transfer to the Company of this debenture, the~~ The Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.”

Part (d) of the form of Debenture and each issued and outstanding Debenture is hereby amended as follows, with deleted terms indicated in ~~strikethrough~~ text and new terms indicted in bold text:

“(d) Issuance of Debentures. Upon delivery to the Company of a request to ~~surrender for registration of~~ register the transfer or exchange of this Debenture, and satisfaction of the requirements for such transfer set forth herein, the Company shall ~~execute, in the name of the designated transferee or exchanging party,~~ issue one or more new Debentures of any authorized denominations and of a like aggregate principal amount to the designated transferee by entering such transferee as the holder of record of such new Debentures on the Debenture Register and removing the transferor as the holder of record of this Debenture on the Debenture Record. All Debentures issued upon any registration of transfer or exchange of a Debenture in accordance with the terms hereof shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits as the Debenture transferred or exchanged.”

3.
Securities Purchase Agreement - Section 4.1 Transfer Restrictions. The last sentence of Section 4.1(a) of the Securities Purchase Agreement is hereby deleted in its entirety and replaced by the following:

“Each Debenture may be transferred upon delivery to the Company of a request to register the transfer of such Debenture by the relevant Purchaser, and upon delivery of the information described in the preceding sentence the Company shall issue one or more new Debentures of like tenor and of a like aggregate principal amount to the applicable transferee by removing the transferor, and entering such transferee, as a holder of record on the Debenture Register.”

4.
The Parties acknowledge and agree that (a) issuance and transfer of Debentures shall be by book entry only and (b) any physical certificates representing the Debentures are deemed to be cancelled and may not be presented for payment or conversion.

5.
The Parties acknowledge and agree that attached hereto as Exhibit A is a true and correct copy of the Debenture Register setting forth the name and notional value of all issued and outstanding Debentures held by each Party hereto as of the date of this Amendment.

6.
The Parties acknowledge and agree that except as set forth herein, all other terms of the Securities Purchase Agreement are reaffirmed and shall remain in full force and effect.

7.
All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof.

8.
Any provision of this Amendment which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

9.
This Amendment may be executed by pdf format scanned signatures and in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts will be construed together, be deemed an original, and will constitute one and the same instrument. The Parties hereby agree that this Amendment may be executed by way of electronic signatures and that an electronic signature has the same binding effect as a physical signature. For the avoidance of doubt, the Parties further agree that this Amendment, or any part thereof, will not be denied legal effect, validity or enforceability solely on the ground that it is in the form of an electronic record.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be executed as of the day and year first above written.

KLDISCOVERY INC.

By: /s/ Dawn Wilson

Name: Dawn Wilson

Title: CFO

1397225 ONTARIO LIMITED

By: /s/ Antony Waszkiewicz

Name: Antony Waszkiewicz

Title: Authorized Signatory

MGG SPECIALTY FINANCE FUND II LP

MGG SF EVERGREEN FUND LP

MGG CANADA FUND LP

MGG INSURANCE FUND SERIES INTERESTS OF THE SALI MULTI-SERIES FUND, L.P.

MGG SF EVERGREEN UNLEVERED FUND LP

MGG SF DRAWDOWN UNLEVERED FUND II LP

MGG SF DRAWDOWN UNLEVERED FUND II (LUXEMBOURG) SCSP

MGG OFFSHORE FUNDING I, LLC

MGG SF EVERGREEN MASTER FUND (CAYMAN) LP

MGG SF DRAWDOWN MASTER FUND (CAYMAN) LP

MGG SF DRAWDOWN UNLEVERED MASTER FUND II (CAYMAN) LP

MGG SF EVERGREEN UNLEVERED MASTER FUND II (CAYMAN) LP

MGG (BVI) LIMITED

MGG COINVEST V LLC

PIVOTAL SPAC FUNDING LLC

By: MGG Investment Group LP, on behalf of each of the above, as Authorized Signatory

By: /s/ Kevin Griffin

Name: Kevin Griffin

Title: CEO

[Signature Page to the Amendment]

Exhibit A

Debenture Register